                                                                   Exhibit 23(b)



                      Consent of Independent Accountants
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We consent to the inclusion in this registration statement on Form S-4 of First Chicago NBD Corporation of our reports dated November 18, 1997 and November 15, 1996, on our audits of the consolidated financial statements of Roney & Co. L.L.C. and Subsidiaries. We also consent to reference to our firm under the caption "Experts".




Coopers & Lybrand L.L.P.
Detroit, Michigan
February 26, 1998